Exhibit 10(i)(ii)


        AMENDMENT 2 TO THE LIZ CLAIBORNE, INC. 2002 STOCK INCENTIVE PLAN

     Pursuant to Section 3.1(a) of the Liz Claiborne, Inc. 2002 Stock Incentive Plan (the "Plan"), the Plan is hereby amended effective as of the date set forth below in the following respects:

1. Section 2.7(e) of the Plan is hereby amended and restated to read in its entirety as follows: "Consequence of Termination of Employment. Except as may otherwise be provided by the Committee at any time prior to a grantee's termination of employment, a grantee's termination of employment for any reason (including death) shall cause the immediate forfeiture of all shares of restricted stock that have not yet vested as of the date of such termination of employment, and all dividends paid on such shares also shall be forfeited, whether by termination of any escrow arrangement under which such dividends are held, by the grantee's repayment of dividends received directly, or otherwise."

2. Section 3.8(a) of the Plan is hereby and restated to read in its entirety as follows: "Change in Control Defined. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred:

     (i) if any person as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in
     Section 13(d) of the Exchange Act (a "Person"), but excluding the Company, any subsidiary of the Company and any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act, as amended from time to time) of Company securities representing 25% or more of either (i) the then outstanding shares of the Company's common stock or (ii) the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), or (B) any acquisition by any corporation or similar entity pursuant to a reorganization, merger or consolidation if following such reorganization, merger or consolidation, the conditions described in sub-clauses (l), (2), and (3) of Section 3.8(a)(iii) below have been satisfied; or

     (ii) if individuals who, as of December 18, 2003, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at


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     least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (iii) upon consummation of a reorganization, merger or consolidation of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more then fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (2) no Person (excluding (A) any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination and (B) any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, 25% or more of, respectively, the then outstanding shares of the common stock of the Company, or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and
     (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement relating to, or of the action of the Incumbent Board providing for, such Business Combination; or

     (iv) upon consummation of the sale or other disposition of all or substantially all of the assets of the Company, unless following such transaction (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such transaction beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the acquiring corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (2) no Person (excluding (A) any employee benefit plan (or related trust) of the Company or such acquiring corporation and (B) any Person beneficially owning, immediately prior to such transaction, 25% or more of, respectively, the then outstanding shares of the common stock of the Company, or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the acquiring corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (3) at least a majority of the members of the board of directors of the acquiring corporation were members of the Incumbent Board at the time of the execution of the initial agreement relating to, or of the action of the Incumbent Board providing for, such sale or disposition; or

     (v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company."

IN WITNESS WHEREOF, Liz Claiborne, Inc. has caused this instrument to be executed by its duly authorized officer as of the 18th day of December, 2003.

LIZ CLAIBORNE, INC.

By:  /s/ Nicholas Rubino
    -----------------------------------
Name: Nicholas Rubino
      ---------------------------------
Title:  Vice President - Deputy General Counsel
        and Secretary